BWFG | LISTED | NASDAQ 1Q24 Investor Presentation April 24th, 2024

2 BWFG LISTED NASDAQ BWFG LISTED NASDAQ This presentation may contain certain forward-looking statements about Bankwell Financial Group, Inc. (the “Company”). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the banking industry or securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged. Safe Harbor

3 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Table of Contents • 1Q24 Performance • Deposits & Liquidity • Loans • Credit Quality & Capital • Bankwell History & Overview

BWFG | LISTED | NASDAQ 1Q24 Performance

5 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Return on Average Tangible Common Equity 5.65% Total Risk Based Capital (Bank) 12.63% Tangible Book Value Per Share $33.57 1Q24 Overview Net Income $3.8 Earnings Per Share (EPS) $0.48 PPNR1 Return on Average Assets 1.10% Return on Average Assets 0.47% Non-Interest Expense / Assets 1.66% Dollars in millions, except per share data 1Q24 Highlights • $8.8 million pre-tax, pre provision net revenue1 • $3.8 million Net income reflects impact of $3.7 million of loan charge offs • $120 million reduction in brokered deposits during the quarter • 8.7% increase in noninterest bearing deposits from year-end 2023, to 14.1% of deposits • $33.57 Tangible Book Value reflects a 14% CAGR since 2020 • 45,924 shares repurchased at average price of $25.33 through April 11, 2024 1 Pre-tax, pre-provision net revenue (“PPNR”) is a non-GAAP metric & excludes provision for loan losses and income tax expense

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

1Q24 Consolidated Financial Statements

Linked Quarter

Dollars in millions, except per share data

Income Statement	1Q24	4Q23	Var[1]
Total Interest Income	$48.3	$49.4	$(1.1)
Total Interest Expense	$27.1	$27.1	$0.0
Net Interest Income	*$21.1*	*$22.2*	*$(1.1)*
Non-Interest Income	$0.9	$1.1	$(0.2)
Non-Interest Expense	$13.3	$12.9	$(0.4)
Pre-Tax, Pre-Provision Net Revenue	**$8.8**	**$10.5**	**$(1.7)**
Provision (credit) for Credit Losses	$3.7	$(1.0)	$(4.6)
Pre-Tax Income	$5.1	$11.5	$(6.4)
Income Tax Expense	$1.3	$2.9	$1.6
Reported Net Income	**$3.8**	**$8.5**	**$(4.7)**
EPS	**$0.48**	**$1.09**	**$(0.61)**
Pre-Tax, Pre-Provision Net Revenue per share[2]	*$1.14*	*$1.37*	*$(0.23)*

Balance Sheet	1Q24	4Q23	Var[1]
Cash & Cash Equivalents	$248	$269	$(21)
Investment Securities	$126	$128	$(2)
Loans Receivable, net	$2,647	$2,685	$(38)
All Other Assets	$135	$133	$2
Total Assets	**$3,155**	**$3,215**	**$(60)**
Total Deposits	$2,674	$2,737	$(63)
Total Borrowings	$159	$159	$0
Other Liabilities	$54	$54	$0
Total Liabilities	**$2,887**	**$2,950**	**$(63)**
Equity	$268	$265	$3
Total Liabilities & Equity	**$3,155**	**$3,215**	**$(60)**

[1] Variances are rounded based on actual whole dollar amounts

[2] Pre-tax, pre-provision net revenue per share is a non-GAAP metric & excludes provision for loan losses and income tax expense

6

7 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 0.70% 1.49% 2.05% 1.50% 1.10% 2020 2021 2022 2023 1Q24 PPNR Return on Average Assets Performance Trends $0.75 $3.36 $4.79 $4.67 $0.48 2020 2021 2022 2023 1Q24 Diluted EPS 0.28% 1.17% 1.44% 1.13% 0.47% 2020 2021 2022 2023 1Q24 Return on Average Assets 3.40% 14.05% 16.91% 14.70% 5.65% 2020 2021 2022 2023 1Q24 Return on Average Tangible Common Equity 1 Pre-tax, pre-provision net revenue is a non-GAAP metric & excludes provision for loan losses and income tax expense 1

8 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Building Book Value $21.96 $25.55 $30.51 $33.39 $33.57 2020 2021 2022 2023 1Q24 Consistently building book value Fully Diluted Tangible Book Value

9 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 73.9% 53.9% 45.4% 50.8% 60.3% 2.03% 1.75% 1.71% 1.55% 1.66% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% 2.20% 2.40% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 2020 2021 2022 2023 1Q24 Efficiency Ratio Non-interest Expense / Average Assets 1 A non-GAAP metric 1 Efficiency Trends

BWFG | LISTED | NASDAQ Deposits & Liquidity

11 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Deposit Balances 1 1 Core Deposits include Commercial and Consumer checking, savings and money market accounts, and Retail CDs under $250k 2 Wholesale Funding ratio defined as brokered deposits and FHLB borrowings as a percentage of total assets Dollars in millions 19.8% 16.4% 34.4% 32.4% 29.1% Wholesale Funding ratio2 FHLB Borrowings $175 $50 $90 $90 $90 Since 4Q23: $120 million decrease in brokered deposits; $36 million increase in core deposits 15.0% 16.7% 37.0% 34.8% 31.1% 6.1% 2.6% 2.8% 5.5% 6.4% 78.9% 80.6% 60.3% 59.8% 62.5% $1,827 $2,124 $2,801 $2,737 $2,674 4Q20 4Q21 4Q22 4Q23 1Q24 Core Deposits Retail CDs >$250k Brokered Deposits

12 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 2.77% 3.17% 3.78% 2.98% 2.71% 4.48% 4.42% 5.10% 6.10% 6.37% 1.07% 0.54% 0.87% 3.12% 3.75% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 2020 2021 2022 2023 1Q24 Net Interest Margin Loan Yield Cost of Deposits • NIM continues to decline with inverted yield curve • Assuming no further Fed action, NIM anticipated to trough in 2Q at approximately 255 to 265 basis points Net Interest Margin 1 Includes origination fee amortization 1 3.70% 3.24% 3.06% 2.85% 2.81% 2.71% 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Quarterly NIM

13 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Available Liquidity $1,167 $241 $110 Liquidity Uninsured Deposits 1Q24 Liquidity Coverage = 2.3X $1,518 $655 Borrowing Capacity1 Unencumbered Cash Unencumbered Securities Available Liquidity Covers Uninsured Deposits 2.3X 1 Bank lines, including FHLB & FRB 71% 71% 71% 71% 2.2X 2.4X 2.4X 2.3X 1.2X 1.4X 1.6X 1.8X 2.0X 2.2X 2.4X 2.6X 2.8X 3.0X 3.2X 0% 10% 20% 30% 40% 50% 60% 70% 80% 2Q23 3Q23 4Q23 1Q24 Insured Deposits Liquidity Coverage • $2,018 million total insured deposits includes: ‒ $1,908 million FDIC-insured deposits ‒ $111 million deposits secured by FHLB LOCs (municipal deposits) • 11% liquidity on balance sheet (Cash & Securities) • Stable insured deposit base:

14 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Consumer 43.0% Finance & Insurance 18.2% Real Estate and Rental/Leasing 13.7% Professional, Sci & Tech Services 5.2% Health Care & Social Assistance 4.8% Public Administration 4.6% All Other 10.4% Deposit Composition • No digital currency deposits • No single depositor greater than 4% of total deposits • Average account size of $81 thousand1 ‒ Consumer average $52 thousand ‒ Business average $141 thousand • Long-term mix shift into Business deposits: Deposits by Industry 1 Excluding Brokered deposits 1 39% 27% 61% 73% Dec-20 Mar-24 Core Deposit Mix excluding Retail CDs Consumer Business

BWFG | LISTED | NASDAQ Loans

16 BWFG LISTED NASDAQ BWFG LISTED NASDAQ $981 $1,046 $1,224 $1,228 $1,231 $167 $310 $697 $720 $696 $277 $351 $522 $501 $509 $87 $98 $155 $183 $152 $114 $89 $77 $87 $91 $1,626 $1,895 $2,675 $2,719 $2,680 4Q20 4Q21 4Q22 4Q23 1Q24 CRE Investor CRE Owner Occupied C&I Construction Residential / Other Loan Balance Trends Dollars in millions Declining CRE Concentration Ratio reflective of favorable improvement in mix 494% 454% 425% 396% 386% CRE Concentration Ratio

17 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 5.21% Pre 2021 5.59% 2021 6.36% 2022 7.74% 2023 8.65% 2024 Loan Yields Steadily Increasing 1 Weighted average yield based on active loans as of each date, an “exit" rate 2 Weighted average yield based on active loans as of 3-31-2024, an “exit" rate 1 Dollars in millions Loan portfolio yields increased 185 bps since 2020 70% of balances are 2021-24 vintages Yields by Vintage2 Loan Maturities & Contractual Repricing $1,626 $1,895 $2,675 $2,719 $2,680 4.18% 4.30% 5.56% 5.99% 6.03% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% (200) 300 800 1,300 1,800 2,300 2,800 3,300 3,800 4Q20 4Q21 4Q22 4Q23 1Q24 Loan Balance Portfolio Loan Yield Year Maturity Contract Reprice Total % Total Loans 2024 $199 $37 $236 9% 2025 $618 $46 $664 25% 2026 $223 $48 $271 10% 2027+ $807 $85 $892 33% Total $1,846 $216 $2,062 Excluding floating rate loans

18 BWFG LISTED NASDAQ BWFG LISTED NASDAQ • No single relationship represents more than ~4% of total loans, as of March 31, 2024 • Favorable trend in Investor CRE: Total Loan Portfolio = $2,680 million Loan Portfolio Composition 60.4% 55.2% 45.8% 45.2% 45.9% 27.3% 34.9% 45.5% 44.9% 45.0% 4Q20 4Q21 4Q22 4Q23 1Q24 CRE Investor CRE O/O + C&I Residential 1.7% C&I 19.0% CRE Owner Occupied 26.0% CRE Investor 45.9% Commercial Const. 5.7% Other 1.7%

19 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Skilled Nursing Facilities 75% Assisted Living 14% Recovery 5% Other 6% Combined Healthcare Exposure (CRE and C&I) Healthcare Portfolio Composition CRE Skilled Nursing Facility By State $786 million combined Healthcare portfolio • Consists primarily of skilled nursing facilities located across the US • Healthcare lending team has more than 15 years of industry experience • High touch service model attracts desirable ultra-high net worth Healthcare borrowers • 100% of Skilled Nursing Lending has recourse • Focused on originating Healthcare loans in the most desirable states with: – Higher average occupancy – Low denial of payment rates for Medicaid – Strong senior demographic trends – Certificate of need programs 1 Includes Physicians 1 FL 48% OH 13% NY 13% PA 4% AL 4% NJ 4% IA 2% Other 12%

20 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Retail 20.6% Office 9.8% Residential Care 31.8% MultiFamily 13.7% Industrial Warehouse 7.9% Mixed Use 5.4% Medical Office 4.2% Other 5.0% Special Use 1.6% Total CRE Portfolio = $1,928 million 1 Includes Owner Occupied CRE, does not include Construction 2 LTVs based on original LTV values, at origination 3 Loans subject to repricing generally have a floor of not less than the original rate CRE Loan Portfolio • 64% Owner Occupied • Portfolio weighted average LTV2 of 64.0% • ~67% of all CRE loan balances have recourse Dollars in millions 1 Property Type Investor Owner Occupied Total Residential Care $31 $371 $402 Retail $123 $6 $129 Office $73 $10 $83 Multifamily $50 $0 $50 All Other $121 $18 $139 Total $398 $405 $803 By Property Type Loans Maturing or Repricing in 2024 – 2025 3 Excluding floating rate loans

21 BWFG LISTED NASDAQ BWFG LISTED NASDAQ FL $281.8 NY $104.3 OH $80.0 PA $23.6 AL $23.5 NJ $22.3 All Other $78.3 CRE: Residential Care 1 1 Includes Owner Occupied CRE 2 LTVs based on original LTV values, at origination Geography $614 million Residential Care exposure 23% of total loan portfolio • 100% performing loans • $9.4 million average size; 67% weighted average LTV2 • $402 million (~66%) maturing in 2024-2025 • Typical loan structure is 3 year bridge to HUD exit • 100% loans have recourse; HNW guarantors • 95% owner occupied ($582 million) Type Skilled Nursing $491.7 Assisted Living $100.2 Recovery $21.8 Year Loan Count Balance Wtd Avg LTV2 2024 8 $70 69% 2025 32 $332 66% Total 40 $402 67%

22 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Retail $222.2 Grocery $100.7 Restaurant $35.5 Gas/Auto Service $24.9 Pharmacy $13.6 CRE: Retail 1 1 Includes Owner Occupied CRE 2 LTVs based on original LTV values, at origination Type Geography CT $130.9 NY $93.8 PA $34.8 TX $22.6NJ $19.6 FL $17.1 MA $16.9 NC $11.9 All Other $49.1 $397 million Retail exposure 15% of total loan portfolio • 96% loans are pass-rated; 99.94% current • $3.2 million average size; 64% weighted average LTV2 • $129 million (~33%) repricing or maturing in 2024-2025 Year Loan Count Balance Wtd Avg LTV2 2024 16 $44 66% 2025 31 $84 63% Total 47 $129 64%

23 BWFG LISTED NASDAQ BWFG LISTED NASDAQ $190 million Office exposure 7% of total loan portfolio • No New York City exposure • 98% loans are pass-rated • $4.0 million average size; 64% weighted average LTV2 • $83 million (~44%) repricing or maturing in 2024- 2025 • 67% located in Bankwell’s primary market • Out of primary market loans are generally either GSA-leased, credit tenants, or owner-occupied Recourse 65% Non-recourse 35% CRE: Office 1 1 Includes Owner Occupied CRE 2 LTVs based on original LTV values, at origination Geography Recourse Owner Occupied 12% GSA 8% Credit Tenant 3% CT - Fairfield County $49.5 CT - All Other $17.0 NY - Westchester County $22.8 NJ $38.2 TX $28.8 MS $17.9 GA $12.3 FL $2.3 CA $0.9 Year Loan Count Balance Wtd Avg LTV2 2024 8 $52 67% 2025 7 $31 65% Total 15 $83 67%

24 BWFG LISTED NASDAQ BWFG LISTED NASDAQ CRE: Multifamily CT - Fairfield County $60.1 CT - All Other $114.5 NY - NYC $52.2NY - Westchester County $8.2 NY - Rockland County $22.9 NJ $7.2 Brooklyn $41.0 Manhattan $6.3 Queens $4.9 Geography$265 million Multifamily exposure 10% of total loan portfolio • 100% loans are pass-rated and current • $3.6 million average size; 61% weighted average LTV2 • $50 million (~19%) repricing or maturing in 2024-2025 • $52 million NYC Multifamily exposure 20% of total Multifamily and 2% of total loan portfolio ‒ 79% of New York City exposure in Brooklyn ‒ 100% loans are pass-rated and current ‒ $4.7 million average size; 63% weighted average LTV2 ‒ $8 million repricing 2025 at a blended rate of 6.83% ‒ $16 million has either rent control or rent stabilized units (0.6% of total loan portfolio); $9 million guaranteed by sponsor with $1+ billion net worth and $0.5+ billion liquidity 1 1 Includes Owner Occupied CRE, does not include Construction 2 LTVs based on original LTV values, at origination Year Loan Count Balance Wtd Avg LTV2 2024 2 $0.2 59% 2025 15 $50 68% Total 17 $50 68%

25 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Finance 14% Insurance (Primarily Brokers) 20% Health Care & Social Assistance 39% Real Estate and Rental/Leasing 9% Admin & Support, Waste Mgmt, Remediation Svcs 4% Retail Trade 3% Construction 3% Manufacturing 2% Other 6% C&I Loan Portfolio Loans by Industry Type Total C&I Portfolio = $509 million 1 Does not Include Owner Occupied CRE 1 • 87% of C&I portfolio has recourse • 94% of Healthcare loans have recourse - Primarily consists of working capital lines secured by government accounts receivable • Insurance lending primarily to brokers of home and auto insurance

26 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Commercial Construction Portfolio • Commercial construction loans comprise ~6% of total loan portfolio ($152 million) • $88 million of unfunded commitments, committed construction draws are subject to various terms and conditions, including completion of work verified by third party professional inspection Dollars in millions By Property Type # Loans $ Committed % Unfunded $ Unfunded 4Q23 Balance 31 $278 35% $97 Closures in 1Q24 (7) ($40) 4Q23 Loans @ 1Q24 24 $238 37% $88 New 1Q24 Loans 0 $0 1Q24 Balance 24 $238 37% $88 Multifamily 41% Mixed Use 34% Land 22% Self Storage 0% Retail 3%

BWFG | LISTED | NASDAQ Credit Quality & Capital

28 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Credit Quality 1Q23 2Q23 3Q23 4Q23 1Q24 Risk Rating Balance % Balance % Balance % Balance % Balance % 1-5 “Pass” $2,714 98.4% $2,710 98.4% $2,694 97.7% $2,570 94.5% $2,527 94.3% 6 “Special Mention” $1 0.0% $28 0.1% $22 1.0% $67 2.5% $72 2.7% 7 “Substandard” $40 1.6% $36 1.4% $54 1.3% $76 2.8% $68 2.5% 8 “Doubtful” $2 0.0% $0 0.1% $0 0.0% $6 0.2% $13 0.5% Total Gross Loans $2,757 $2,774 $2,770 $2,719 $2,680 Non-Performing Loans $14.3 $15.5 $28.0 $49.2 $46.5 % of Total Gross Loans 0.52% 0.56% 1.01% 1.81% 1.74% Dollars in millions 1Q24 Criticized & Classified Loans by Segment Risk Rating Performing CRE C&I Construction 1-4 Family Residential Total 6 Yes $64 $8 $0 $0 $72 7 Yes $27 $4 $0 $2 $34 7 No $8 $15 $9 $1 $34 8 No $11 $2 $0 $0 $13 Total $110 $29 $9 $4 $152 • $106 million of criticized and classified loans are performing; 98% current • Of those performing loans, $95 million are to 8 Residential Care borrowers (CRE loans & related C&I Lines) who average: ‒ $617 million net worth ‒ $65 million liquidity ‒ $17 million personal cash flow

29 BWFG LISTED NASDAQ BWFG LISTED NASDAQ 1Q24 Non-Performing Loans Segment Balance % Total Gross Loans Comments Loan 1 CRE $10.4 0.39% • Retail loan modified during COVID • Borrower paying according to terms of restructure • $4.0 million charged off ($3.8 million in 2Q21 and $0.2 million in 4Q23) Loan 2 Construction $9.4 0.35% • Litigation in process, full payment expected • 46% LTV & full recourse • HNW guarantors Loan 3 C&I $8.7 0.32% • $0.4 million specific reserve Loan 4 CRE $4.1 0.15% • Retail loan in suburban CT; Large tenant bankruptcy • Borrower paying according to terms of restructure • $0.6 million charged off in 4Q23 Loan 5 CRE $3.1 0.11% • Office loan in suburban CT • $2.8 million charged off in 1Q24 Subtotal $35.7 1.33% SBA Loans $9.5 0.36% • $8.7 million (33 basis points) are SBA-guaranteed balances • $0.7 million charged off in 1Q24 All Other $1.3 0.05% • 4 loans; 97% balance residential mortgages Total $46.5 1.74% Dollars in millions • All non-performing loans individually evaluated for impairment • Balances charged off or specifically reserved, as appropriate

30 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Credit Quality Dollars in thousands $27,998 $30,694 $29,284 $27,946 $27,991 1.01% 1.11% 1.06% 1.03% 1.04% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 1Q23 2Q23 3Q23 4Q23 1Q24 Allowance for credit losses ACL / Loans Allowance for Credit Losses (“ACL”) • $3.7 million provision expense in 1Q24 attributed to: ‒ $3.7 million net charge offs ‒ $0.9 million macroeconomic factors ‒ ($0.3) million loan volume ‒ ($0.6) million net specific reserve release • 1Q24 charge offs include: ‒ $2.8 million suburban CT office loan ‒ $0.7 million on 2 SBA loans (unguaranteed balances) $0.4 ($0.02) ($0.02) $0.4 $3.7 1Q23 2Q23 3Q23 4Q23 1Q24 Net Charge Offs (Recoveries) Dollars in millions

31 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Fully Diluted Tangible Book Value 1 Misc includes items such as, but not limited to, changes related to stock grants and share count • Repurchased 36,180 shares at an average price of $25.42 in 1Q24 1 1Q24 TBV / Share Walk $33.39 $33.57 $0.48 $0.20 $0.01 $0.04 $0.06 2023 Net Income Dividends AOCI Share Buyback Misc 1Q24

32 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Bank Capital Ratios 9.22% 9.41% 9.60% 9.81% 10.09% 5% 1Q23 2Q23 3Q23 4Q23 1Q24 Tier 1 Leverage Ratio Bankwell Bank Well Capitalized 1 Current period ratios are estimates pending FDIC call report filing 2 Consolidated ratio 10.00% 10.18% 10.65% 11.30% 11.60% Tier 1 8% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 1Q23 2Q23 3Q23 4Q23 1Q24 Tier 1 / CET 1 Capital Ratio Bankwell Bank Well Capitalized 10.98% 11.24% 11.68% 12.32% 12.63% 10% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% 13% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 13.00% 1Q23 2Q23 3Q23 4Q23 1Q24 Total Risk-Based Capital Ratio Bankwell Bank Well Capitalized • Additional 1Q24 ratios: – 8.42% TCE Ratio2 – 43% Construction Concentration Ratio • Repurchased 36,180 shares at an average price of $25.42 in 1Q24 1 CET1 6.5%

BWFG | LISTED | NASDAQ History & Overview

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Profile

- Connecticut-based $3.2 billion commercial bank
- 9 branches in Fairfield & New Haven Counties
- $311 million deposits per branch; one of the highest in Fairfield & New Haven Counties[1]



Pawling
Lake Carmel
Danbury
Waterbury
Naugatuck Valley
Naugatuck
Meriden
Middletown
Durham
Ansonia
New Haven
Orange
Western Connecticut
Bridgeport
Westport
Stamford
Greenwich
Clinton
Lower Connecticut River Valley
U.S. Counties
U.S. Counties
Bankwell Financial Group, Inc.
US Branches: Current

Bankwell operates in an attractive core market:

- 4th most affluent MSA in the Nation in per capita personal income (PCPI)[2]
- 4 of the top 25 wealthiest towns in the U.S.[3]
- Headquarters of 9 Fortune 500 companies[4]
- Home to three of the largest hedge funds in the U.S.
- MSA ranked 13th most educated overall, 9th highest percentage of bachelor degree holders[5]
- Median value of owner-occupied units of $704 thousand[6]
  - In addition, New Haven County median value of owner-occupied units of $237 thousand[6]

[1] Source: S&P Global Market Intelligence's *Branch Competitors & Pricing Report* as of 6/30/23, excluding global money center banks (tickers BAC, WFC, JPM, TD & C)
[2] Source: Bureau of Economic Analysis' *Metropolitan Area Table*, contained within the *Personal Income by County & Metropolitan Area, 2022* news release 11/16/23
[3] Source: Bloomberg: *2020 Richest Places*
[4] Source: Fortune.com: *2023 Fortune 500*
[5] Source: WalletHub: *Most & Least Educated Cities in America*, 7/17/23
[6] Source: US Census Bureau QuickFacts (as of July 1, 2022 data)

34

35 BWFG LISTED NASDAQ BWFG LISTED NASDAQ Financial Snapshot 2020 2021 2022 2023 1Q24 Total assets $2,253,747 $2,456,264 $3,252,449 $3,215,482 $3,155,274 Net loans $1,601,672 $1,875,167 $2,646,384 $2,685,301 $2,646,686 Loan-to-deposit ratio 87.9% 88.8% 95.2% 98.9% 99.7% Return on average assets 0.28% 1.17% 1.44% 1.13% 0.47% Efficiency ratio1 73.9% 53.9% 45.4% 50.8% 60.3% Non-interest expense / average assets 2.03% 1.75% 1.71% 1.55% 1.66% Net interest margin 2.77% 3.17% 3.78% 2.98% 2.71% Total capital to risk weighted assets 12.28% 12.00% 11.07% 12.32% 12.63% Tangible common equity ratio1 7.73% 8.13% 7.26% 8.19% 8.42% Return on average tangible common equity 3.40% 14.05% 16.91% 14.70% 5.65% Fully diluted tangible book value per share1 $21.96 $25.55 $30.51 $33.39 $33.57 Net interest income $54,835 $67,886 $94,743 $94,468 $21,147 Pre-tax, pre-provision net revenue1 $14,907 $33,803 $53,420 $48,909 $8,765 Net income $5,904 $26,586 $37,429 $36,664 $3,763 EPS (fully diluted) $0.75 $3.36 $4.79 $4.67 $0.48 1 A non-GAAP metric Dollars in thousands, except per share data

Bankwell FINANCIAL GROUP | BWFG LISTED NASDAQ

Experienced Leadership Team

Name	Years Experience	Selected Professional Biography
Christopher Gruseke Chief Executive Officer Director (since 2015)	30+	Mr. Gruseke was a founding investor and director of Bankwell Financial Group's predecessors, BNC Financial Group, Inc., and The Bank of New Canaan. He brings more than 25 years of capital markets, operations, sales and finance experience to his role at the Company. Most recently, he was a member of the Executive Committee at CRT Capital, a Stamford, Connecticut-based broker/dealer. He also served as Co-Chief Operating Officer and a member of the Board of Greenwich Capital Markets. Mr. Gruseke earned a B.A. from Williams College and an M.S. from the Stern School of Business at New York University.
Steven H. Brunner Chief Risk & Operations Officer (since 2024)	20+	Mr. Brunner has over 20 years of experience in Commercial Banking. He previously served as Global Head of Financial Crimes at Wex, Inc. a global financial technology payments company. His prior experience also includes nine years at Sterling National Bank, holding multiple compliance and risk management positions, serving as BSA/AML/OFAC Compliance & Security Officer from 2017 until the bank's merger with Webster Financial Bank. During his 9 years at Sterling National Bank, the bank grew its assets from $3 billion to over $30 billion. Prior thereto, Mr. Brunner held similar risk management roles at Ally Financial, Inc. and AXA Equitable. Mr. Brunner earned his B.S. in Economic Crime Investigation, with a concentration in Computer Security from Utica University.
Christine A. Chivily Chief Credit Officer (since 2013)	40+	Ms. Chivily has over 40 years of experience in banking and real estate finance. She previously served in a risk management role for the CRE and C&I loan portfolios at People's United Bank. Her prior experience also includes five years as Director of Freddie Mac's New England region for multifamily properties and 11 years as Senior Credit Officer at RBS Greenwich Capital. She also has over 10 years of combined experience in lending, loan administration and workouts at other various banking institutions. Ms. Chivily received her B.A. from Mt. Holyoke College.
Ryan J. Hildebrand Chief Innovation Officer (since 2023)	20+	Mr. Hildebrand has over 20 years of experience in fintech and banking. He led business units at Cross River Bank and LSBX, driving increased deposits and fee income. He founded Seed, a pioneering challenger bank acquired by Cross River. Previously, he served as Head of Finance and Strategy at Simple, the first consumer challenger bank, and held positions at Umpqua Bank and PricewaterhouseCoopers. Mr. Hildebrand received his B.A. in Accounting from Oregon State University.
Matthew McNeill Chief Banking Officer (since 2020)	20+	Mr. McNeill has more than 20 years of experience in Commercial Banking. He most recently served as Head of Commercial Lending at Metropolitan Commercial Bank. During his 8 years at Metropolitan Commercial Bank the bank grew its lending assets from $400 million to over $3 billion. Mr. McNeill has additionally held lending roles at HSBC Bank US and Banco Santander. Mr. McNeill has also served as Managing Partner at American Real Estate Lending; a Commercial Real Estate finance company.
Courtney E. Sacchetti Chief Financial Officer (since 2023)	25+	Ms. Sacchetti has more than 25 years experience in Financial Services. She most recently served as Director of Financial Planning & Analysis for the Company for 6 years. She began her career at GE Capital in the Financial Management Program (FMP) and held various finance and regulatory positions of increasing responsibility over her 18-year career at GE Capital. Ms. Sacchetti earned a B.A. and an M.B.A. from Union College.

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